UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 668-4107

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

On April 5, 2016, the Board changed the executive officers of Nuvectra Corporation (the “Company” or “Nuvectra”) and the following individuals were appointed to serve as executive officers of Nuvectra and continue to serve in such capacity until the earlier election and qualification of their respective successors or until their earlier resignation or removal:

Name	Position
Scott F. Drees	Chief Executive Officer
Paul Hanchin	President
Walter Z. Berger	Chief Financial Officer
Norbert Kaula	Executive Vice President of Research & Development
Kathy J. Fahey	Vice President of Quality, Regulatory, and Clinical Affairs

Paul Hanchin, age 55, joined Nuvectra effective as of April 5, 2016 as President of Nuvectra Corporation. Mr. Hanchin is responsible for the Company’s global customer-facing activities for its spinal cord stimulation business and will also be responsible for the strategic planning and execution of the Company’s future products and business lines. Mr. Hanchin has more than 30 years of medical device experience and has held various executive leadership positions with an emphasis on global sales and marketing functions. Prior to joining Nuvectra, Mr. Hanchin most recently spent time as Executive Vice President at Flowonix Medical, Inc., and also served in sales leadership positions at Boston Scientific, Inc., Cyberonics Inc. and Advanced Neuromodulation Systems, Inc., which was later acquired by St. Jude Medical, Inc. Mr. Hanchin has a BBA from Baldwin Wallace University.

Norbert Kaula, age 59, joined Nuvectra as part of its predecessor entity, QiG Group, LLC in 2009 as a consultant, leading software and pre-clinical research and development. In his new and expanded role, effective as of April 5, 2016, Dr. Kaula will have responsibility for all engineering and product design related functions, including next generation neurostimulation technologies. He has more than 30 years of neuroscience experience leveraging neurophysiology and neural engineering towards medical device development. Prior to Nuvectra, he held the position of Co-Director of Neuro-Urology and Biomedical Engineering at the Department of Urology, University of Colorado Health Sciences Center. Before that, Dr. Kaula was appointed Associate Director of the Urology Research Laboratory at the School of Medicine, University of California at San Francisco. He is the author of multiple publications and holds more than 65 issued patents. Dr. Kaula holds a Ph.D. in Computer Sciences from the University of Denver, Colorado, and degrees in Mechatronic and Biomedical Engineering from the College of Ulm, Germany.

In connection with the above executive officer changes, Mr. Thomas K. Hickman was appointed to the new position of Executive Vice President of Worldwide Marketing & Strategic Development, reporting to Mr. Hanchin, with responsibility for expanding the Company’s global presence and future neurostimulation business units.

Biographical information for Scott Drees and Walter Berger can be found in Nuvectra’s Information Statement, dated March 2, 2016 (the “Information Statement”) under the section entitled “Management – Our Officers,” which biographical information is incorporated by reference into this Item 5.02. Biographical information for Kathy J. Fahey can be found on that certain report filed on Form 8-K on March 18, 2016 under Item 5.02.

Information regarding the compensation and employment arrangements of Scott Drees and Walter Berger is also described in the Information Statement under the heading “Executive Compensation,” which is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Nuvectra Corporation dated on April 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 7, 2016	NUVECTRA CORPORATION

	By:	/s/ Melissa G. Beare
	Name:	Melissa G. Beare
	Title:	General Counsel and Corporate Secretary